EXHIBIT 10.166

Comprehensive Retirement and Non-Competition Agreement

This Agreement is entered into as of the 19th day of January 2012, between and among James E. Quinn, an individual with his principal residence at 59 Beachmont Terrace, North Caldwell, NJ 07006 (“Employee”), Tiffany and Company, a New York corporation with executive offices at 200 Fifth Avenue, New York, NY 10022 (“Employer”) and Tiffany & Co., a Delaware corporation with executive offices at 200 Fifth Avenue, New York, NY 10022 (“Parent”).

Whereas, Employee has been employed by Employer for in excess of 25 years and is eligible to elect early retirement under Employer’s retirement plans;

Whereas, Employee wishes to elect early retirement;

Whereas, Employee has served Employer and the Tiffany Affiliated Group for many years as a senior officer and has comprehensive knowledge of their business strategies and other Confidential Information;

Whereas, Employer and Parent wish Employee to agree to an extended duration of Employee’s non-competition covenant beyond that which Employee would otherwise be subject to;

Whereas, Employer is willing to make the Non-Compete Payment in exchange for such extended duration and other consideration as provided for herein; and

Whereas, the parties wish to adjust and clarify Employee’s rights and Parent’s obligations under various grants of equity and incentive compensation that are now outstanding;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  The following words and phrases shall have the meanings hereinafter ascribed to them when used in this Agreement:

“’09 Option Grant” means that grant of non-qualified stock options made on January 28, 2009 to Employee by Parent.

“’10 Option Grant” means that grant of non-qualified stock options made on January 20, 2010 to Employee by Parent.

“’09 PSU Grant” means that grant of performance-based stock units made on January 28, 2009 to Employee by Parent, as amended on December 29, 2011.

“’10 PSU Grant” means that grant of performance-based stock units made on January 20, 2010 to Employee by Parent, as amended on December 29, 2011.

“2005 Incentive Plan” means the Parent’s 2005 Employee Incentive Plan, as amended May 18, 2006.

“Affiliate” shall mean, with reference to any Person, any second Person that controls, is controlled by, or is under common control with, any such first Person, directly or indirectly.

“Board” means the board of directors of Parent.

“Cause” means a termination of Employee’s employment, involuntary on Employee’s part, which is the result of:

(a)	Employee’s conviction or plea of no contest to a felony involving financial impropriety or a felony which would subject any member of the Tiffany Affiliated Group to public criticism;

(b)
Employee’s willful and unauthorized disclosure of material Confidential Information in violation of Section 3 of this Agreement, which disclosure actually results in substantive harm to any member of the Tiffany Affiliated Group’s business or puts such business at an actual competitive disadvantage;

(c)
Employee’s commission of any willful act which is intended by Employee to result in his personal enrichment at the expense of any member of the Tiffany Affiliated Group or which could reasonably be expected by him to materially injure the reputation, business or business relationships of any member of the Tiffany Affiliated Group; or

(d)	A theft, fraud or embezzlement perpetrated by Employee upon any member of the Tiffany Affiliated Group.

Notwithstanding the foregoing, for purposes of any Equity Award, “Cause” shall have the meaning proscribed in such Equity Award.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

“Confidential Information” means all information relating in any manner to the Tiffany Affiliated Group or its business, including but not limited to, contemplated new products and services, marketing and advertising campaigns, sales projections, creative campaigns and themes, financial information, budgets and projections, system designs, employees, management procedures and systems, employee training materials, equipment, production plans and techniques, product and materials specifications, product designs and design techniques,  client information (including purchase history and client identifying information) and vendor information (including the identity of vendors and information concerning the capacity of or products or pricing provided by specific vendors); notwithstanding the foregoing, “Confidential Information” shall not include information that becomes generally publicly available other than as a result of a disclosure by Employee in violation of Section 3 of this Agreement or that becomes available to Employee on a non-confidential basis from a Person that to Employee’s knowledge, after due inquiry, is not bound by a duty of confidentiality.

“Covered Employee” means any person who, at the time in question, is an employee of any member of the Tiffany Affiliated Group or who was an employee of any member of the Tiffany Affiliated Group during the one-year period previous to the time in question.

“Date of Retirement” means February 1, 2012, the date on which Employee will retire.  For purposes of the Equity Awards, as defined below, the Date of Retirement shall be the “Date of Termination” as used in the Equity Awards, unless Employee is terminated earlier for Cause or by reason of death.

“Deferral Plan” means Employer’s Amended and Restated Executive Deferral Plan, as adopted by the Board May 20, 2010.

“Duration of Non-Competition Covenant” means the one-year period beginning with the Date of Retirement and ending January 31, 2013.

“Employee Termination Date” means the earlier of the Date of Retirement or the date that Employee ceases to be employed by Employer other than as a result of his retirement.

“Equity Award” means any grant of options to purchase, or stock units that may be settled in, the Shares, including any grants made under the terms of the 2005 Incentive Plan.

“Excess Plan” means the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation In Excess of Internal Revenue Code Limits, Amended and Restated as of October 31, 2011.

“Indemnity Agreement” means the Indemnity Agreement made in March of 2005 between Employee and Parent.

“Jewelry” means jewelry (including but not limited to precious metal or silver jewelry or jewelry containing gemstones) and watches.

“Non-Compete Payment” means the payments provided for under Section 15 below.

“Pension Plan” means Employer’s Pension Plan, a tax-qualified plan.

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Pre-existing Non-Competition Covenants” means the Non-Competition and Confidentiality Covenants given by Employee to and for the benefit of Employer and its Affiliates in 2005.

“Proceeds of Equity Award” means, in U.S. dollars, (i) with respect to an Equity Award of stock units, the value of the Shares on the date the Equity Award vests, and, (ii) with respect to an Equity Award that is an option to purchase, the spread between the strike price and the market value of the underlying Shares on the exercise date, in each of cases (i) and (ii) measured by the simple average of the high and low selling prices on the principal market on which the Shares are traded as of vesting or exercise date, as applicable, if such vesting or exercise date is a trading date; if such vesting or exercise date is not a trading date, then as of the next trading date following the vesting or exercise date, as applicable.

“Retail Jewelry Trade” means the operation of one or more retail outlets (including stores-within-stores, leased departments or concessions) selling Jewelry in any city in the world in which a TIFFANY & CO. store is located at the time in question; for the purpose of this definition, a retail outlet will not be deemed engaged in the Retail Jewelry Trade if less than 5% of the items displayed for sale in such outlet are Jewelry, so that, by way of example, an apparel store that offers Jewelry as an incidental item would not be deemed engaged in the Retail Jewelry Trade.

“Retention Agreement” means that Retention Agreement entered into between and among Employee, Employer and Parent dated January 20, 2009.

“Retirement Plans” means the Pension Plan, the Excess Plan, the Supplemental Plan, the Retirement Savings Plan and the Deferral Plan.

“Retirement Savings Plan” means Parent’s Employee Profit Sharing and Retirement Savings Plan.

“Shares” means shares of the common stock of the Parent, $0.01 par value per share.

“Supplemental Plan” means the 1994 Tiffany and Company Supplemental Retirement Income Plan, Amended and Restated as of January 31, 2009.

“Tiffany Affiliated Group” means Parent and those Affiliates of Parent, including Employer, that are controlled directly or indirectly by Parent.

“Tranche” means, with reference to a stock option grant, that portion of the options vesting (becoming exercisable) on a specific anniversary date of the grant date.

“Wholesale Jewelry Trade” means the sale of Jewelry or gemstones to the Retail Jewelry Trade, the development or design of Jewelry for sale to the Retail Jewelry Trade or the production of Jewelry for sale to the Retail Jewelry Trade regardless of where in the world such activities are conducted.

2.           Non-Competition.  In consideration of the Non-Compete Payment and such other consideration provided for hereunder, Employee agrees that for the Duration of the Non-Competition Covenant Employee will not directly or indirectly (whether as director, officer, consultant, principal, owner, member, partner, advisor, financier, employee, agent or otherwise):

(a)
engage in, assist, have any interest in or contribute Employee’s knowledge and abilities to, any business or entity engaged in the Retail Jewelry Trade or in the Wholesale Jewelry Trade or seeking to enter or about to become engaged in the Retail Jewelry Trade or the Wholesale Jewelry Trade (provided that this subsection shall not prohibit an investment by Employee not exceeding five percent of the outstanding securities of a publicly traded company);

(b)
employ, attempt to employ, or assist anyone in employing a Covered Employee (including by influencing any Covered Employee to terminate his/her employment with any member of the Tiffany Affiliated Group or to accept employment with any Person); or

(c)
attempt in any manner to solicit jewelry purchases by any client of any member of the Tiffany Affiliated Group or persuade any client of any member of the Tiffany Affiliated Group to cease doing business or reduce the amount of business that such client has customarily done with such member.

The provisions set forth in this Section 2 may be waived in whole or in part by the Compensation Committee of the Board, provided that the timing and the amount of the Non-Compete Payment shall not be modified.  Subject to waiver as provided in Section 15 below, the provisions of this Section 2 shall apply whether or not Employee’s employment with Employer is terminated for any reason prior to the Date of Retirement.

3.           Confidentiality.  Employee acknowledges that Employee has had access to Confidential Information.  Employee agrees not use Confidential Information to the detriment of any member of the Tiffany Affiliated Group or to disclose Confidential Information.  If Employee is requested in any case by a court or governmental body to make any disclosure of Confidential Information, Employee shall (i) promptly notify Employer in writing, (ii) consult with and assist Employer at Employer’s expense in obtaining an injunction or other appropriate remedy to prevent such disclosure, and (iii) use Employee’s reasonable efforts to obtain at the Employer’s expense a protective order or other reliable assurance that confidential treatment will be accorded to any Confidential Information that must be disclosed.  Subject to the foregoing sentence, Employee may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of Employee’s counsel (the form and substance of which opinion shall be reasonably acceptable to Employer), Employee is legally compelled or otherwise required to disclose or else stand liable for contempt or suffer other material penalty.  The obligations in this section shall continue beyond the Duration of Non-Competition Covenant.

4.           Loss of Benefits, Forfeiture of Equity Awards and Return of Proceeds of Equity Awards in the Event of Breach.  Should Employee breach Employee’s obligations under Section 2 above during the period from the Date of Retirement through August 1, 2012, Employee shall:

(a)	forfeit and lose all right to any current or future benefit under the Excess Plan and the Supplemental Plan;

(b)	forfeit and lose all rights under any Equity Award, whether or not such Equity Award shall have vested in whole or in part, and such Equity Award shall thereupon become null and void; and

(c)
immediately pay to Employer the Proceeds of Equity Award for (i) each grant of stock option that was exercised and (ii) each grant of stock units that has vested, in both cases (i) and (ii), within the following period:  beginning 180 days prior to the Employee Termination Date and including the period through August 1, 2012.

In addition, should Employee breach Employee’s obligations under Section 2 above at any time during the Duration of Non-Competition Covenant, Employee shall:

(i)	forfeit and lose all right to any portion of the Non-Compete Payment that has not yet been paid; and

(ii)	immediately repay to Employer any portion of the Non-Compete Payment that has been paid.

5.           Enforcement.

(a)
Employee agrees that the restrictions set forth in this Agreement are reasonable and necessary to protect the goodwill of the Tiffany Affiliated Group.  If any of the provisions set forth herein is deemed invalid, illegal or unenforceable based upon duration, geographic scope or otherwise, Employee agrees that such provision shall be modified to make it enforceable to the fullest extent permitted by law.

(b)
In the event of breach or threatened breach by Employee of the provisions set forth in this Agreement, Employee acknowledges that the Tiffany Affiliated Group will be irreparably harmed and that monetary damages (including those provided for under Section 4 above) shall be an insufficient remedy to Employer or Parent. Therefore, Employee consents to the enforcement of this Agreement  by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies Employer or Parent may have under this Agreement or otherwise.

6.           Procedure to Obtain Determination.  Should Employee wish to obtain a determination that any proposed employment, disclosure, arrangement or association (each a “Proposed Transaction”) is not prohibited hereunder, Employee shall direct a written request to the Board.  Such request shall fully describe the Proposed Transaction.  Within 30 days after receipt of such request, the Board may (i) issue such a determination in writing, (ii) issue its refusal of such request in writing, or (iii) issue a written request for more written information concerning the Proposed Transaction.  In the event that alternative (iii) is elected (which election may be made on behalf of the Board by the Legal Department of Employer without action by the Board), any action on Employee’s request will be deferred for ten (10) days following receipt by said Legal Department of the written information requested.  Failure of the Board to act within any of the time periods specified in this Section 6 shall be deemed a determination that the Proposed Transaction is not prohibited hereunder.   A determination made or deemed made under this Section 6 shall be limited in effect to the Proposed Transaction described in the submitted materials and shall not be binding or constitute a waiver with respect to any other Proposed Transaction, whether proposed  by such Employee or any other Person.  In the event that Employee wishes to seek a determination that employment with a management consulting firm, an accounting firm, a law firm or some other provider of consulting services to a wide variety clients will not be prohibited hereunder should such firm, at some unspecified time, provide services to a Person in the Retail Jewelry Trade or the Wholesale Jewelry Trade, Employee may seek a determination hereunder; in submitting such a Proposed Transaction, Employee should specify the extent that Employee will be involved in or can be excluded from involvement in the provision of such services.  In a making any determination under this Section 6, the Board shall not be deemed to be acting as a fiduciary with respect to any Retirement Plan, Employee or any beneficiary of Employee and shall be under no obligation to issue a determination that any Proposed Transaction is not prohibited hereunder.

7.           Arbitration and Equitable Relief.  Employee, Employer and Parent agree that any and all disputes arising out or relating to the interpretation or application of this Agreement, including any dispute concerning whether any conduct is in violation of Section 2 or 3 above, shall be subject to arbitration in New York, New York, under the then existing Commercial Arbitration Rules of the American Arbitration Association.  Arbitration proceedings shall be conducted by three arbitrators.  Without limit to their general authority, the arbitrators shall have the right to order reasonable discovery in accordance with the Federal Rules of Civil Procedure.  The final decision of the arbitrators shall be binding and enforceable without further legal proceedings in court or otherwise, provided that any party to such arbitration may enter judgment upon the award in any court having jurisdiction.  The final decision arising from the arbitration shall be accompanied by a written opinion and decision which shall describe the rational underlying the award and shall include findings of fact and conclusions of law.  The cost of such arbitration shall be borne equally by the parties and each party to the arbitration shall bear its own attorneys fees.  Notwithstanding any provision in this Section 7, the requirement to arbitrate disputes shall not apply to any action to enforce this Agreement by means of temporary or permanent injunction or other appropriate equitable relief.

8.           Adjustments to Equity Awards.  In consideration of the undertakings and agreements of Employee made in this Agreement, Parent hereby agrees that the following adjustments will be made to outstanding Equity Awards as of the Date of Retirement if Employee’s employment with Employer is not terminated earlier for Cause or by reason of death:

(a)	the Fourth Tranche of the ’09 Option Grant, scheduled to vest on January 14, 2013, shall become fully vested on the Date of Retirement;

(b)	the Third Tranche of the ’10 Option Grant, scheduled to become vested on January 20, 2013, shall become fully vested on the Date of Retirement;

(c)
because the Earnings Threshold (as defined under the ‘09 PSU Grant) under the ’09 PSU Grant has already been achieved, 100% of the ’09 PSU Grant shall become fully vested at the close of business on January 31, 2012, the end of the Performance Period under the ’09 PSU Grant, and the Settlement Value of each Vested Unit (as such terms are defined under the ’09 PSU Grant), shall be issued and delivered to Employee’s account in Shares within thirty (30) days following the 3rd business day following the public announcement of Parent’s audited, consolidated financial results for the fiscal year ending on January 31, 2012, but in no event later than December 31, 2012; and

(d)
a portion of the stock units from the ‘10 PSU Grant will be vested (the “Vested Portion”) and the balance of units from the ‘10 PSU Grant will be cancelled as of the Date of Retirement.  The Vested Portion will be computed as follows:  28,000 Shares *0.66* the Performance Factor.  The “Performance Factor” will be computed by Parent’s Chief Financial Officer on the basis of Parent’s actual earnings and return-on-assets performance during the fiscal years ended January 31, 2011 and 2012 and on the basis of performance planned for the fiscal year ending on January 31, 2013; such actual and planned financial performance will be compared to the Earnings Threshold, Earnings Target, Earnings Maximum and ROA Target established by the Compensation Committee of the Board in respect of the ‘10 PSU Grant and the Performance Factor will be computed as though the planned earnings and return-on-assets performance for the fiscal year ending on January 31, 2013 will be achieved; the Performance Factor will be so computed in March of 2012. The Settlement Value (as defined in the ’10 PSU Grant) of the Vested Portion shall be issued and delivered to Employee’s account in Shares within ten (10) days following August 1, 2012.

As used above the term “vested” means, with respect to a stock option, that it becomes exercisable, and with respect to a stock unit award, that it is no longer subject to cancellation.

9.           Acknowledgements as to Equity Awards.  For the avoidance of doubt, Parent and Employee mutually acknowledge the following:

(a)	with respect to vesting of the ‘10 PSU Grant as provided for in 8(d) above, such vesting has been effected by the Committee pursuant to Section 4.10 of the 2005 Incentive Plan;

(b)
the Fourth Tranche of the ‘10 Option Grant, scheduled to vest on January 20, 2014, will not vest and will be cancelled (unless Employee’s employment with Employer terminates prior to the Date of Retirement by reason of Employee’s death);

(c)
all Equity Grants contain provisions for the delivery of the “Settlement Value” so that the number of Shares of Common Stock eventually delivered will be subject to adjustment as provided for under Section 4.2(c) of the 2005 Incentive Plan; such provisions for adjustment will remain in effect notwithstanding any provision of this Agreement;

(d)
all Tranches of all Equity Awards that are stock options that are vested as of the Date of Retirement, whether by virtue of this Agreement or because previously vested, will remain exercisable until the earliest to occur of (i) the ten-year anniversary of the grant date of such Equity Award, or (ii) the two-year anniversary of the Date of Retirement (unless Employee’s employment with Employer is terminated earlier for Cause or by reason of death); and

(e)	except as expressly modified hereunder, all Equity Awards remain in full force and effect in accordance with their terms.

10.           Acknowledgements as to 2011 Incentive Payment.  Employee, Employer and Parent acknowledge that they are parties to a Cash Incentive Award Agreement made effective as of February 1, 2011 and that such Cash Incentive Award Agreement remains in effect and will remain in effect notwithstanding this Agreement.  As of the Date of Retirement, the Performance Period under such Award Agreement will have been completed.  Under such Award Agreement, Employee’s target incentive award for the fiscal year ending January 31, 2012 is $518,000 and his maximum incentive award is $1,036,000.  The actual incentive award payable to Employee will be determined under the terms of such Cash Incentive Award Agreement and the 2005 Incentive Plan by the Compensation Committee of the Board.  Said Compensation Committee has resolved that Employee’s retirement will not be a factor in that determination.  In accordance with the terms of such Cash Incentive Award, actual payout of such incentive award will be made in 2012 at the time for payout of incentive awards for the executive officers of Parent.

11.           Acknowledgements as to Retirement Plans.  Nothing contained in this Agreement is intended to alter Employee’s rights under, or the obligations of Employer or Parent, as the case may be, under any of the Retirement Plans.  Employer acknowledges that Employee will continue to receive pension credit under the Retirement Plans, as applicable, through and including the Date of Retirement in accordance with the terms of the Retirement Plans.  The parties acknowledge that Employee will, on the Date of Retirement, have early-retired under the terms of the Pension Plan, the Excess Plan and the Supplemental Plan.

12.           Surrender of Retention Agreement.  As of the date of this Agreement, Employee will be deemed to have surrendered and Employer and Parent will be deemed to have accepted the surrender of the Retention Agreement, it being understood and agreed that Employee’s rights to compensation, if any, should a “Change in Control” as defined in the Retention Agreement occur between the date of this Agreement and the Date of Retirement, will be determined solely as provided in this Agreement, the Retirement Plans, and under the Equity Awards.

13.           Surrender of Pre-existing Non-Competition Covenants.  As of the date of this Agreement, Employer will be deemed to have surrendered and Employee will be deemed to have accepted the surrender of the Pre-existing Non-Competition Covenants, it being understood and agreed that Employee’s obligations under this Agreement, which exceed those under the Pre-existing Non-Competition Covenants, shall replace those under the Pre-existing Non-Competition Covenants.  Notwithstanding anything otherwise stated herein, it is acknowledged that, for purposes of the Excess Plan and the Supplemental Plan, this Agreement shall take the place of the Pre-Existing Non-Competition Covenants for all purposes under the Excess Plan and the Supplemental Plan and will be deemed to have been delivered by Employee as required under those Plans.

14.           Code Section 409A.  Notwithstanding anything herein to the contrary, any benefits and payments provided under this Agreement, under any of the Retirement Plans, under any of the Equity Awards, or under the Cash Incentive Award Agreement referred to in Section 10 above that are payable or provided to Employee in connection with a termination of employment that constitute non-qualified deferred compensation within the meaning of Code Section 409A shall not commence in connection with Employee’s termination of employment unless and until Employee has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”).  For the avoidance of doubt, it is intended that payments under Section 15 and the other payments referred in this Section 14 comply with, or be exempt from, Code Section 409A and, accordingly, to the maximum extent permitted this Agreement shall be interpreted in accordance with such intent.  If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a Separation from Service, such payment or benefit shall be made or provided at the date which is the earlier to occur of: (i) the date that is six months and one day after Employee’s Separation from Service or (ii) the date of Employee’s death that occurs after Employee’s Separation from Service(the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 14 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum on the first business day following the end of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.  For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.  In no event may Employee, directly or indirectly, designate the calendar year of any payment that is considered nonqualified deferred compensation.  This Section 14 shall be administered, construed and interpreted in a manner consistent with the requirements of Code Section 409A.  The reference to any payment in this Section 14 shall not imply any characterization of such payment for purposes of Code Section 409A.

15.           Non-Compete Payment.  In consideration of Employee’s obligations under Section 2 above, Employer shall pay to Employee the sum of $1,887,000 in two equal installments as follows:  (i) within ten (10) days following August 1, 2012; and (ii) within ten (10) days following February 1, 2013.   All payments under this Section 15 shall be subject to Employee’s continued performance of his obligations under Section 2.  All payments under this Section 15 shall be subject to all applicable withholding and other taxes.  In the event that Employee’s employment with Employer is terminated by Employer for Cause prior to the Date of Retirement, Employer and Parent may elect to waive Employee’s performance under Section 2 above, and, provided such waiver is given within ten (10) days of the Employee Termination Date, Employer shall have no payment obligation under this Section 15.

16.           Continuation of Employment.  Employer and Parent agree that Employee’s employment by Employer will continue until the Date of Retirement unless terminated earlier by Employer for Cause as defined in this Agreement.

17.           Release.

(a)
Intended Scope of Release; Persons Released.  Employee intends to release each member of the Tiffany Affiliated Group, and their respective officers, directors, employees, agents, stockholders and Affiliates (each individually a “Tiffany Released Party” and together the "Tiffany Released Parties") from all claims relating to his employment with the Employer and his separation from such employment except as provided in paragraph 17(b) below.

(b)
Claims Not Released.  Notwithstanding anything herein to the contrary, Employee’s waiver and release set forth herein shall not extend to the following:  (i) any rights, remedies or claims Employee may have in enforcing the terms of this Agreement; (ii) any rights Employee may have to receive vested amounts under any employee benefit plans, the Retirement Plans and/or any other pension plans or programs; (iii) Employee’s rights to medical benefit continuation coverage pursuant to federal law (COBRA) or claims to unemployment compensation; (iv) Employee’s eligibility for, or right to receive, indemnification and advancement of expenses in accordance with applicable laws, the certificate of incorporation and/or by-laws of any member of the Tiffany Affiliated Group, under this Agreement or the Indemnity Agreement, or under any of the governing agreements of the Tiffany Affiliated Group, or coverage under any applicable directors and officers policy or otherwise; (v) any rights Employee may have to obtain contribution as permitted by law in the event of entry of judgment against Employee as a result of any act or failure to act for which any member(s) of the Tiffany Affiliated Group and Employee are jointly liable; (vi) any rights Employee has as a continuing or former member, partner, shareholder or participant in any Tiffany Affiliated Group entity or investment; (vii) any claims against the Tiffany Affiliated Group involving willful misconduct or intentional fraud; and (viii) any rights or claims that may not be lawfully released and/or waived.  Notwithstanding anything herein or in the Agreement to the contrary, in the event Employer or Parent fail to make a timely payment owed to Employee under this Agreement or otherwise, Employee’s waiver and release herein shall become void ab initio.

(c)
Employee Claims Released. Except as provided in (b) above, Employee releases and forever discharges the Tiffany Released Parties from any and all claims of every kind and nature relating to Employee’s employment with the Employer and Employee’s separation from such employment.  This includes known and unknown claims arising out of, or in any way connected with the following:  Employee’s employment with Employer prior to the date Employee signs this agreement; Employee’s resignation from employment or the manner in which it was communicated or handled; Employee’s treatment by the Tiffany Released Parties prior to the date Employee signs this Agreement; any damages (emotional, physical, to Employee’s reputation or otherwise) that Employee may have suffered prior to the date Employee signs this Agreement; and any claims in the nature of discrimination on the basis of age, disability, citizenship, sex, race, religion, marital status, nationality, sexual preference or any other basis whatsoever, including rights that Employee may have under state or federal law providing for paid or unpaid leave.  This release covers claims under the federal Age Discrimination in Employment Act.

(d)
Employer and Parent Claims Released.  In exchange for the promises provided for in this Agreement, including Employee’s waiver and release of claims against the Tiffany Released Parties, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by Employer and Parent, Employer and Parent, on behalf of themselves and the Tiffany Released Parties, release and forever discharge Employee, his heirs, executors, administrators, trustees, legal representatives, attorneys and assigns from any and all claims, causes of action, complaints, agreements, promises (express or implied), contracts, undertakings, covenants, guarantees, grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, known or unknown, whether present or future, and of whatsoever kind or nature, which the Tiffany Released Parties had, now have or hereafter can, shall or may have, for, upon or by reason of any alleged or actual matter, cause or thing from the beginning of time until the date of this Agreement.  The waiver and release set forth herein shall not extend to the following: (i) any claims arising after the execution of this Agreement (including any claims for breach of this Agreement or any other agreement or instrument referred to herein); (ii) any claims for enforcement of this Agreement; (iii) any claims involving acts of fraud, theft or criminal conduct; and/or (iv) any rights or claims that may not be lawfully released and/or waived.

(e)
Release Made on Behalf of Employee and Others. The release given by Employee is made on his own behalf and on behalf of any persons who might claim a right to money because of their relationship with Employee, such as a spouse.

(f)
No Lawsuits.  Except as provided under Section 17(h) (iii) below, Employee agrees that he will not file, cause to be filed, or participate in or assist in the prosecution of, any legal proceeding against any of the Tiffany Released Parties in or before any agency, court or other forum for any act or failure to act that occurred prior to the date of this Agreement.  However, nothing in this subsection (f) shall prevent Employee’s participation in any proceeding in compliance with a summons that requires such participation, or Employee’s filing of a charge or otherwise participating in administrative proceedings or investigations of the federal Equal Employment Opportunity Commission.

(g)
Violations of Legal Rights Released.  This release releases the Released Parties from any and all acts that may have violated Employee’s rights under any contract or principle of law or any federal, state or local fair employment practice or civil rights law including the federal Americans with Disabilities Act, the federal Family Leave Act and any other statute, executive order, law, ordinance or decision, and any other duty or obligation of any kind or description. This release also releases Employee’s rights under the federal Age Discrimination in Employment Act.

(h)
Age Discrimination in Employment Act.  While the above release is intended to be a general release of all claims, federal law imposes certain additional requirements for such a release to be completely effective.  The law requires that for any such release to address rights or claims arising under the federal Age Discrimination in Employment Act, it must, among other things, make specific reference to that act, afford Employee at least twenty-one (21) days to consider the release and seven (7) days to revoke Employee’s agreement, advise Employee in writing to consult with an attorney and provide Employee with specific disclosures.

(i)
Once Employee has signed this Agreement, he will have seven (7) days to revoke (i.e., change his mind) in respect of this Agreement.  This Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired without revocation by Employee.  If Employee chooses to revoke this Agreement, Employee must do so by written notice to the Employer.

(ii)
Employee is advised to consult with an attorney before signing this Agreement. To ensure that Employee has adequate time to review this Agreement, Employer will not accept the return of this Agreement until, at the earliest, January 26, 2012.  Should Employee sign and return this Agreement prior to the expiration of the 21 day review period provided to Employee, Employee will have voluntarily waived the remainder of such review period.

(iii)
Nothing contained in this Agreement shall prevent Employee from challenging this Agreement on the basis that Employee did not knowingly and voluntarily release any claims that Employee might have under the federal Age Discrimination in Employment Act or on the basis that Employee did not knowingly and voluntarily agree to refrain from filing a lawsuit under the federal Age Discrimination in Employment Act.  Employer will not be permitted to recover attorneys’ fees or other damages resulting from Employee filing a lawsuit under this subsection 17(g) (iii).  Further, Employee will not be required to repay any consideration paid to Employee by the Employer for this release as a condition to filing or maintaining an action or a charge of age discrimination.  However, if the court rules that Employee did not knowingly and voluntarily release Employee’s age discrimination claims, and if the court also rules that Employer discriminated against Employee on the basis of age, a court has the discretion to determine that the Employer is entitled to repayment from any money awarded to Employee, such repayment not to exceed the amount of the award to Employee.

(iv)
If it becomes necessary for either Employee or Employer to resort to legal process to enforce the terms of this Agreement, the successful party in such litigation, shall, in addition to any award of damages, costs or injunctive relief otherwise obtained, be entitled to an award of reasonable attorney's fees incurred in so enforcing the terms of this Agreement.  Notwithstanding the foregoing, Employer and Parent acknowledge that neither shall be permitted to recover attorneys’ fees and/or damages from Employee because of the filing of an ADEA lawsuit.  However, neither shall be precluded from recovering attorneys’ fees or costs specifically authorized under federal law.

18.           Resignations.  Following the date of this Agreement and prior to and after the Date of Retirement, Employee will cooperate with Employer’s legal department in effecting necessary changes in management of those members of the Tiffany Affiliated Group which are incorporated in jurisdictions other than the U.S. (“Foreign Affiliates”). To that end, Employee will resign all positions with Foreign Affiliates, as requested by the legal department, and, prior to such resignations becoming effective, cooperate with the legal department in the appointment of new officers and directors by signing necessary directors’ and shareholders’ resolutions.  For the avoidance of doubt, Employee will not be asked to resign any position with Employer, Parent or any other member of the Tiffany Affiliated Group other than a Foreign Affiliate prior to the Date of Retirement, except upon an earlier termination of his employment by the Employer for Cause.  For the convenience of Employer, Employee agrees that he will continue to serve as a non-employee officer and/or as a non-employee director of one or more Foreign Affiliates for a reasonable period of time, not to exceed six months following the date of this Agreement in any case, in order that Employer may effect the necessary changes to replace Employee.

19.           Miscellaneous Provisions.

(a)
Parent may assign its rights to enforce this Agreement to any of its Affiliates.  Employee understands and agrees that the promises in this Agreement are for the benefit of the Tiffany Affiliated Group and for the benefit of the successors and assigns of such Affiliates.

(b)	Any determination made by the Board under Section 6 above shall bind Employer and all other members of the Tiffany Affiliated Group.

(c)
If any action by Employee prohibited hereunder causes Employee to lose a right to a benefit under the Excess Plan or the Supplemental Plan such loss of benefit shall also be effective with respect to Employee’s beneficiaries under the Excess Plan or the Supplemental Plan.

(d)
The laws of the State of New York, without giving effect to its conflicts of law principles, govern all matters arising out of or relating to this Agreement and all of the prohibitions and remedies it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(e)	Each Person giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall

(i)           give the Notice in writing; and

(ii)	use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

(A)           Personal delivery.

(B)	Registered or Certified Mail, in each case, return receipt requested and postage prepaid.

(C)	Nationally recognized overnight courier, with all fees prepaid.

(f)	Each Person giving a Notice shall address the Notice to the recipient (the “Addressee”) at the address appearing at the top of this Agreement or to a changed address designated in a Notice.

(g)
A Notice is effective only if the person giving the Notice has complied with subsections (e) and (f) and if the Addressee has received the Notice. A Notice is deemed to have been received upon receipt as indicated by the date on the signed receipt, provided, however, that if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon such rejection, refusal or inability to deliver such Notice will be deemed to have been received. Despite the other clauses of this subsection (g), if any Notice is received after 5:00 p.m. on a business day where the Addressee is located, or on a day that is not a business day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next business day where the Addressee is located.

(h)
This Agreement shall not be amended except by a subsequent written Agreement that has been executed by Employee and on behalf of Employer and Parent by duly authorized officers of Employer and Parent.  Employee’s obligations under this Agreement may not be waived, except pursuant to a writing executed on behalf of Employer and Parent or as otherwise provided in Section 6 above.

(i)
This Agreement constitutes the final expression of Employee’s post-employment confidentiality and non-competition obligations and adjustments to Equity Awards to be made in connection with Employee’s retirement. Except as expressly stated herein, such Equity Awards, and all other awards made under the 2005 Incentive Plan remain outstanding and subject to their original terms and conditions.  This Agreement supersedes and replaces all prior discussions, agreements, memoranda and understands concerning any special terms of Employee’s retirement.  Except as expressly stated herein, all Retirement Plans remain subject to the written plans, agreements, policies and practices by which such Retirement Plans exist and are administered.

(j)
Any reference in this Agreement to the singular includes the plural where appropriate, and any reference in this Agreement to the masculine gender includes the feminine and neuter genders where appropriate.  The descriptive headings of the sections of this Agreement are for convenience only and do not constitute part of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

____________________________________
James E. Quinn
(“Employee”)

Tiffany and Company                                                                           Tiffany & Co.
(“Employer”)                                                                                          (“Parent”)

By: ________________________                                                  By: __________________________